                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                JUST TOYS, INC.
     -------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                JUST TOYS, INC.
     -------------------------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

[X]$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

      ----------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      ----------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

      ----------------------------------------------------------
  (2) Form, schedule or registration statement no.:

      ----------------------------------------------------------
  (3) Filing party:

      ----------------------------------------------------------
  (4) Date filed:

      ----------------------------------------------------------

                                JUST TOYS, INC.
                              50 WEST 23RD STREET
                           NEW YORK, NEW YORK 10010

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of
  Just Toys, Inc.

  Please take notice that the 1996 Annual Meeting of Stockholders of Just Toys, Inc., a Delaware corporation (the "Company"), will be held on Monday, August 19, 1996 at 10:00 A.M. at the Company's showroom at 200 Fifth Avenue, New York, New York for the following purposes:

    1. To elect a board of seven directors;

    2. To approve an amendment to the Company's Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan (the "Plan") to (i) increase the maximum number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") available for issuance under the Plan from 600,000 to 1,000,000 shares and to (ii) make such additional amendments to the Plan as are reflected in the Amended and Restated 1992 Incentive and Non-Qualified Plan annexed as Exhibit A to the Company's Proxy Statement dated July 19, 1996; and

    3. To approve an amendment to the Company's Certificate of Incorporation that will authorize an additional 1,000,000 shares of preferred stock to be issued in accordance with the Certificate of Incorporation;

    4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year; and

    5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on July 15, 1996 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

  YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            Geoffrey Gimbel
                                            Secretary

New York, New York
July 19, 1996

                        ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                                JUST TOYS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The proxy accompanying this proxy statement is solicited by the Board of Directors of Just Toys, Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders to be held on Monday, August 19, 1996 at 10:00 A.M. at the Company's showroom at 200 Fifth Avenue, New York, New York, and at any adjournment or adjournments thereof.

  All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, the shares represented by the proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this proxy statement and in the discretion of the proxy holders on any other matters that may properly come before the meeting. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

  The approximate date of mailing of this proxy statement and the accompanying proxy to stockholders is July 19, 1996. The Company's principal executive offices are located at 50 West 23rd Street, New York, New York 10010.

                        VOTING SECURITIES--RECORD DATE

  Only holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of record at the close of business on July 15, 1996 (the "Record Date") will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. On the Record Date, 4,150,000 shares of Common Stock were issued and outstanding.

  Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal properly brought before the meeting for consideration by stockholders. The holders of a majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting in person or by proxy to constitute a quorum.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information at June 30, 1996 with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, and (iii) all officers and directors of the Company as a group:

          NAME AND ADDRESS OF             AMOUNT AND NATURE OF    PERCENT OF
            BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)    CLASS
          -------------------            ----------------------- ------------
Roger Gimbel............................         722,888(2)         17.4%
 4 West 33rd Street
 New York, New York 10001
RGA Accessories, Inc. ..................         630,000            15.2%
 4 West 33rd Street
 New York, New York 10001
Merrill Lynch & Co. ....................         389,000(3)          9.4%
 World Financial Center
 North Tower
 250 Vesey Street
 New York, New York 10281
FMR Corp. ..............................         318,900(4)          7.7%
 82 Devonshire Street
 Boston, Massachusetts 02109
Morton J. Levy..........................         213,395(5)          5.1%
 50 West 23rd Street
 New York, New York 10010
Howard Kaufman..........................          94,888(6)          2.3%
 Bishops Estate
 Lenox, Massachusetts 01290
Barry Shapiro...........................          37,666(7)      Less than 1%
 50 West 23rd Street
 New York, New York 10040
Donald D. Shack.........................          34,000(8)      Less than 1%
 530 5th Avenue
 New York, New York 10036
Michael Vastola.........................           8,000(8)      Less than 1%
 50 West 23rd Street
 New York, New York
Charmaine Jefferson.....................           1,000(8)      Less than 1%
 3511 Hillcrest Drive
 Los Angeles, CA 90016
Irwin Naitove ..........................           1,000(8)      Less than 1%
 RR1
 Box 630
 Mount Holly, Vermont 05758
Robert Pagano...........................               0              0
 142-32 59th Avenue
 Flushing, New York 11355

          NAME AND ADDRESS OF             AMOUNT AND NATURE OF   PERCENT OF
            BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)   CLASS
          -------------------            ----------------------- ----------
Scott Buske.............................                0            0
 305 Valley Street
 Atlantic Highlands, NJ 07710
All directors and executive officers as         1,112,837(9)       26.0%
 a group (ten persons)..................

- --------
(1) Except as otherwise indicated in the following footnotes, the persons listed in the table own of record the shares of Common Stock opposite their name and have sole voting and investment power with respect to such shares of Common Stock.
(2) Includes 630,000 shares of Common Stock owned by RGA Accessories, Inc., of which Roger Gimbel is the controlling stockholder, President and Chief Executive Officer, and 4,000 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "Plan").
(3) The following information was set forth in Schedule 13G filed by Merrill Lynch & Co., Inc. ("ML & Co.") with the Securities and Exchange Commission on or about February 5, 1996. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF & S"), is a wholly-owned direct subsidiary of ML & Co. and a broker-dealer pursuant to the Securities Exchange Act of 1934. MLPF & S may be deemed the beneficial owner of less than 5% of the common stock of the Company as a result of its proprietary trading activity.

    Merrill Lynch Group ("ML Group"), a wholly-owned subsidiary of ML & Co. may be deemed the beneficial owner of 9.4% of the common stock of the Company by virtue of its control of its wholly-owned subsidiary, Princeton Services, Inc. ("PSI"). PSI, a wholly-owned direct subsidiary of ML Group, may be deemed to be the beneficial owner of 9.4% of the common stock of the Company by virtue of its being the general partner of Fund Asset Management, L.P. ("FAM"). FAM, a Delaware limited partnership, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. FAM may be deemed to be the beneficial owner of 9.4% of the common stock of the Company as a result of its acting as investment adviser to investment companies registered under Section 8 of the Investment Company Act of 1940. One registered investment company advised by FAM, Merrill Lynch Special Value Fund, Inc. (the "Fund"), is the beneficial owner of 9.4% of the common stock of the Company. ML & Co., MLPF & S, ML Group, PSI, FAM, and the Fund disclaim beneficial ownership of the securities of the Company.
(4) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 14, 1996, Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 318,900 shares or 7.7% of the Common Stock of the Company as a result of acting as investment adviser to several investment companies. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has sole power to dispose of these 318,900 shares. The ownership of one investment company, Fidelity Retirement Growth Fund, amounted to 318,900 shares or 7.7% of the Common Stock outstanding at March 15, 1995.
(5) Includes 1,500 shares owned by Mr. Levy as custodian for his grandson under the Uniform Gifts to Minors Act and 65,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(6) Includes 6,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(7) Includes 11,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(8) Consists entirely of shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(9) Includes 130,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the 1996 Annual Meeting of Stockholders, seven directors, constituting the entire Board of Directors, are to be nominated for election, to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares of Common Stock represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

  Each of the persons named below as a nominee for director is currently a director of the Company and his or her stock ownership is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

  If any nominee is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and for the others named below.

  The Company's By-Laws provide that directors be elected by a plurality of the votes cast at the meeting by the holders of the outstanding shares of Common Stock entitled to notice of, and to vote in, the election.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AS DIRECTORS

        NAME         AGE         PRINCIPAL OCCUPATION          DIRECTOR SINCE
        ----         ---         --------------------          --------------
 Roger Gimbel         65 Director and Vice Chairman of the          1992
                          Board of Directors of the Company;
                          Chief Executive Officer and
                          President of RGA Accessories, Inc.
 Charmaine Jefferson  42 Director of the Company; Vice              1995
                          President/Business Affairs for de
                          Passe Entertainment
 Howard Kaufman       70 Director of the Company; private           1992
                          investor
 Morton J. Levy       74 Chairman of the Board of Directors         1992
                          and Chief Executive Officer of the
                          Company
 Irwin Naitove        78 Director of the Company; private           1995
                          investor
 Donald D. Shack      67 Director of the Company; member of         1992
                          the law firm Shack & Siegel, P.C.
 Barry Shapiro        54 Director, President and Chief              1995
                          Operating Officer of the Company

  ROGER GIMBEL was appointed Vice Chairman of the Board of Directors, Chief Financial Officer and Vice President of the Company in August 1992. Due to health reasons, Mr. Gimbel resigned as Chief Financial Officer and Vice President of the Company in April 1995. Mr. Gimbel was one of the founders of the Company, and, since the commencement of operations, he and RGA Accessories, Inc. ("RGA"), one of the partners of the joint venture that was the predecessor to the Company (the "Joint Venture"), have provided administrative services to the Company. See "Certain Relationships and Related Transactions." Mr. Gimbel is the Chief Executive Officer and President of RGA, which in addition to providing services to the Company, is an importer and distributor of personal accessories, small leather goods, and related items.

  CHARMAINE JEFFERSON was appointed a director of the Company in July 1995. Ms. Jefferson is currently employed as Vice President/Business Affairs for de Passe Entertainment. From June 1995 to April 1996, Ms. Jefferson was self-employed as a consultant providing management advice to not-for-profit corporations. From August 1992 to June 1995, Ms. Jefferson was employed as the executive director of the Dance Theater of Harlem, Inc. From 1988 through August 1992, Ms. Jefferson was Deputy and Acting Commissioner for the New York City Department of Cultural Affairs.

  HOWARD KAUFMAN was appointed a director of the Company in October 1992. Mr. Kaufman has been engaged in the toy business for approximately 34 years, having been a founder and principal officer of KayBee Stores, a division of the Consolidated Stores Corp. For more than the past five years, Mr. Kaufman has been a private investor. Mr. Kaufman is also a director of Berkshire Life Insurance Company and All For A Dollar, Inc.

  MORTON J. LEVY was appointed as Chairman and Chief Executive Officer of the Company on March 30, 1995. Mr. Levy is a director and officer of each of the Company's subsidiaries. He was appointed a director of the Company in October 1992 and became a consultant to the Company in 1994. Mr. Levy was engaged in the toy business for approximately 36 years, having been a founder and principal officer of Gabriel Industries, Inc., a diversified toy manufacturer. For more than five years prior to his engagement as a consultant to the Company, Mr. Levy was a private investor.

  IRWIN NAITOVE was appointed a director of the Company in May 1995. Mr. Naitove has been in corporate finance for the past 45 years. For more than the past five years, Mr. Naitove has been a private investor.

  DONALD D. SHACK was appointed a director of the Company in August 1992. Mr. Shack is an attorney and, since April 1993, has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 through March 1993, Mr. Shack was a member of the law firm of Whitman & Ransom which served as general counsel to the Company during that period. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., Ark Restaurants Corp. and International Citrus Corporation.

  BARRY SHAPIRO was appointed as President and Chief Operating Officer of the Company on March 30, 1995. Mr. Shapiro is Chairman of the Company's Hong Kong subsidiaries and a director and officer of each of the Company's other subsidiaries. He was appointed a director of the Company in April 1995. Mr. Shapiro has been employed in the toy business for over 25 years. In November 1994, Mr. Shapiro was appointed Executive Vice President of the Company. From December 1993 until November 1994, he served as Managing Director of the Company's Hong Kong subsidiaries, Joyful World Enterprises, Ltd. and Just Toys Products, Ltd. From October 1991 to November 1993, he was the President of Packaging Specialists, a manufacturer and distributor of protective packaging. From January 1984 to June 1991, Mr. Shapiro was Executive Vice President of Imagineering, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During the Company's 1995 fiscal year, the Board of Directors held seven meetings and took action four times by unanimous written consent. During the Company's past fiscal year, each member of the Board attended at least 75% of the meetings of the Board and Board Committees on which he or she served. The Executive Committee of the Board of Directors comprised of Morton J. Levy, Barry Shapiro and Donald D. Shack held one meeting during the Company's past fiscal year.

  The Compensation Committee makes determinations pertaining to the compensation of the Company's executive officers. Due to the changes in the composition of the Board of Directors during fiscal 1995, the Board of Directors as a whole, excluding Mr. Levy and Mr. Shapiro, met as a Compensation Committee on two occasions to establish Mr. Levy's compensation arrangements. The Board of Directors has a Stock Option Committee currently consisting of Howard Kaufman and Irwin Naitove, which makes determinations pertaining to the grant of options under the Company's 1992 Incentive and Non-Qualified Stock Option Plan. During the Company's past fiscal year, the Stock Option Committee took action by unanimous written consent four times and held two meetings.

  The Board of Directors' Audit Committee, comprised of Messrs. Kaufman and Shack and Ms. Jefferson, reviews the performance of the Company's independent auditors, their fees and services and the scope of their audit. The selection of the independent auditors, however, is made by the Board as a whole. The Audit Committee held one meeting during the past fiscal year. The Board of Directors does not maintain a standing nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

  All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers serve at the pleasure of the Board of Directors.

  Directors who are not officers of the Company receive a $10,000 annual retainer, plus reimbursement of reasonable out-of-pocket expenses. Pursuant to the Company's 1992 Incentive and Non-Qualified Stock Option Plan, each director who is not an officer of the Company and who does not provide legal or consulting services to the Company is entitled to receive, on the commencement of service as a director and on each anniversary thereof on which such director remains a director of the Company, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. Directors who are also officers of the Company do not receive any compensation for services rendered in their capacity as directors.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth the names and ages as of June 30, 1996 of executive officers of the Company and all offices held by each person.

      NAME       AGE                   TITLE                    OFFICER SINCE
      ----       ---                   -----                    -------------
 Morton J. Levy   74 Chairman of the Board of Directors and         1995
                      Chief Executive Officer
 Barry Shapiro    54 Director, President and Chief Operating        1995
                      Officer of the Company
 Michael Vastola  51 Vice President--Finance and Chief              1995
                      Financial Officer
 Robert Pagano    42 Vice President--Marketing and Product          1996
                      Planning
 Scott Buske      47 Vice President--Manufacturing Operations       1996

  See "Election of Directors" above for a description of Messrs. Levy's and Shapiro's occupations and prior engagements.

  MICHAEL VASTOLA was appointed Vice President--Finance of the Company on March 30, 1995. In April 1995, Mr. Vastola was named Chief Financial Officer of the Company. Mr. Vastola is a director and officer of each of the Company's United States subsidiaries. Mr. Vastola joined the Company on March 1, 1995, following a 23-year career at The Lionel Corporation, serving as its Chairman and Chief Executive Officer from 1983 to 1991.

  ROBERT PAGANO returned to the Company in December 1995 and was appointed Vice President--Marketing and Product Planning of the Company in February 1996. From May 1994 through December 1995, Mr. Pagano was the Vice President for Research and Development at Toy Biz, Inc. Prior to that time, starting in November 1991, Mr. Pagano was Vice President--Marketing of the Joint Venture and then of the Company.

  SCOTT BUSKE was appointed Vice President--Manufacturing Operations of the Company in February 1996. Mr. Buske, for more than the past five years, was Chairman of the Board, President and Chief Executive Officer of Table Toys, Inc. In February 1996, immediately following Mr. Buske's employment by the Company, Table Toys, Inc. filed a petition under Chapter 11 of the federal bankruptcy laws.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table below sets forth certain information concerning compensation paid or accrued in 1995 to the past and present Chief Executive Officer of the Company and the two executive officers whose total salary and bonus in 1995 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL     LONG-TERM    ALL OTHER
                                        COMPENSATION COMPENSATION COMPENSATION
                                        ------------ ------------ ------------
                                                       OPTIONS
NAME AND PRINCIPAL POSITION        YEAR  SALARY ($)  AWARDED (#)      ($)
- ---------------------------        ---- ------------ ------------ ------------
Morton J. Levy.................... 1995   166,833       85,000          --
 Chairman of the Board and Chief
  Executive Officer                1994       --           --           --
                                   1993       --           --           --
Allan Rigberg (1)................. 1995    96,570          --           --
 Chairman of the Board and Chief
  Executive Officer                1994   350,000       20,000          --
                                   1993   325,000          --           --
Barry Shapiro..................... 1995   185,000       39,000       45,801(2)
 President and Chief Operating Of-
  ficer                            1994       --           --           --
                                   1993       --           --           --
Michael Vastola................... 1995   121,446       40,000          --
 Vice President--Finance and Chief
  Financial Officer                1994       --           --           --
                                   1993       --           --           --

- --------
(1) As of March 30, 1995, no longer employed by the Company.
(2) Includes a $35,470 housing allowance paid to Mr. Shapiro while he served as Managing Director of the Company's Hong Kong subsidiaries.


  The following table sets forth certain information with respect to options to purchase the Company's Common Stock granted in fiscal year 1995 under the Company's 1992 Incentive and Non-Qualified Stock Option Plan for the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                                                               STOCK PRICE
                                                                             APPRECIATION FOR
                                         INDIVIDUAL GRANTS                     OPTION TERM
                         ------------------------------------------------- ---------------------
                                     PERCENT OF TOTAL
                                     OPTIONS GRANTED  EXERCISE
                           OPTIONS   TO EMPLOYEES IN    PRICE   EXPIRATION
  NAME                   GRANTED (#)       1995       ($/SHARE)    DATE     5% ($)     10% ($)
  ----                   ----------- ---------------- --------- ---------- ---------- ----------
Morton J. Levy..........   50,000          21.4%         2.00    5/18/05        1,806     62,108
                           35,000          15.0%        1.625    7/12/05       35,768     90,644
Allan Rigberg...........      --            --            --         --           --         --
Barry Shapiro...........   10,000           4.3%        3.625    1/26/05        8,545     35,078
                           29,000          12.4%        1.625    7/12/05       29,637     75,105
Michael Vastola.........   15,000           6.4%        3.625     3/1/05          --      28,301
                           25,000          10.7%        1.625    7/12/05       25,549     64,740

  The following table details the value on December 31, 1995 of options to purchase Common Stock held by the executive officers named in the Summary Compensation Table above.

                         FISCAL YEAR END OPTION VALUES

                              NUMBER OF              VALUE OF UNEXERCISED
                         UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                        AT DECEMBER 31, 1995        AT DECEMBER 31, 1995(1)
                      ------------------------- -------------------------------
 NAME                 EXERCISABLE UNEXERCISABLE EXERCISABLE($) UNEXERCISABLE($)
 ----                 ----------- ------------- -------------- ----------------
Morton J. Levy.......   58,000       52,000          --              --
Allan Rigberg........      --           --           --              --
Barry Shapiro........    5,200       65,000          --              --
Michael Vastola......      --        40,000          --              --

- --------

(1) Based on the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1995.

COMPENSATION ARRANGEMENTS

  In February 1996, the Compensation Committee of the Board of Directors established a company-wide bonus pool to enable employees of the Company to participate in any profits the Company earns in 1996. The pool will consist of 20% of the first $1,000,000 of pre-tax earnings, 15% of the next $1,000,000 of pre-tax earnings and 10% of all pre-tax earnings over $2,000,000. Mr. Levy and Mr. Shapiro will receive 30% and 25% respectively, of the pool. The remaining 45% of the pool will be distributed to the employees of the Company, subject to the discretion of Messrs. Levy and Shapiro.

  In February 1996, the Board approved an agreement with Mr. Shapiro which provides that if the Company is acquired during 1996 and Mr. Shapiro is terminated as a consequence thereof, Mr. Shapiro will be paid an amount equal to his 1996 base salary.

PERFORMANCE MEASUREMENT COMPARISON

  The following graph sets forth as of December 31, 1995, the cumulative total stockholder return on the Company's Common Stock compared with the cumulative total return of the Nasdaq National Market Index and a peer group common stock index comprised of those public companies whose business activities fall within the same Standard Industrial Classification Code as the Company. The total return assumes a $100 investment on October 1, 1992 (the date of the initial public offering of the Company's Common Stock) and reinvestment of dividends in the Company's Common Stock and in each index.

                 COMPARISON OF CUMULATIVE TOTAL RETURN OF THE
                   COMPANY'S COMMON STOCK, PEER GROUP COMMON

               STOCK INDEX AND NASDAQ NATIONAL MARKET INDEX


                                      OCTOBER 1,                 FISCAL YEAR ENDING
                                                        -------------------------------------
                                        1992            1992       1993       1994       1995
                                      ----------        ----       ----       ----       ----
COMPANY
- -------
Just Toys, Inc. Common Stock.......... 100.00          112.94      51.02      15.31      11.73
Peer Group Common Stock Index......... 100.00           96.73     112.26     104.25     138.27
Nasdaq National Market Index.......... 100.00          108.57     130.23     136.73     177.35

REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors currently consists of Messrs. Gimbel and Naitove and Ms. Jefferson. However, in fiscal 1995 the Compensation Committee consisted of all members of the Board of Directors, except Messrs. Levy and Shapiro. The Compensation Committee determines the compensation of Mr. Levy as Chief Executive Officer of the Company and sets policies for and reviews with Mr. Levy the compensation of the other executive officers identified in the Summary Compensation Table above and the Company's other principal executives. The Company's executive compensation packages are comprised primarily of base salaries, performance-based bonus awards and stock options. It is the philosophy of the Compensation Committee that a substantial portion of a senior executive officer's compensation be directly related to the performance of the Company. Individual compensation is reviewed on the basis of various considerations, including Company performance, individual performance, position tenure, and internal comparability.

  In March 1995, the Company employed Mr. Levy as Chairman of the Board and Chief Executive Officer for a base annual salary of $225,000. Mr. Levy's salary was the result of negotiations between Mr. Levy and the other members of the Board of Directors at the time of his retention. The Board sought to compensate Mr. Levy fairly to reflect his extensive experience in the toy industry and the substantial difficulties facing the Company at the time of his retention. Prior to becoming an officer of the Company, Mr. Levy had received options to purchase 25,000 shares of the common stock of the Company in connection with his service as a director and consultant to the Company. In keeping with the Company's philosophy that a substantial portion of an executive's compensation be performance-based, since his appointment as Chief Executive Officer, Mr. Levy has received options to purchase an additional 85,000 shares of common stock having exercise prices equal to or higher than the fair market value of the Company's stock on the dates of grant of such options.

  The compensation of the other executive officers identified in the Summary Compensation Table and the Company's other principal executives consists for 1995 of a combination of base salary and stock options. For 1996 the Compensation Committee has established a Company-wide bonus pool to enable management employees of the Company to participate in profits the Company earns in 1996. The pool will consist of 20% of the first $1,000,000 of pre-tax earnings, 15% on the next $1,000,000 of pre-tax earning and 10% of all pre-tax earnings over $2,000,000. Mr. Levy and Mr. Shapiro will receive 30% and 25% respectively, of the pool. The remaining 45% of the pool will be distributed to certain employees of the Company, subject to the discretion of Messrs. Levy and Shapiro.

  The Company's stock option program is designed to further align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to or above market on the grant date and vest, generally, in 20% increments over a period of five years. This approach is designed to incentivise creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company does not issue options to executives on any fixed basis preferring to maintain a flexible program.

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's Chief Executive Officer and its four other most highly compensated executive officers unless such compensation is paid pursuant to performance standards prescribed under Section 162(m). Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this requirement. The Company does not anticipate that the compensation package for the Chief Executive Officer or any of the four most highly compensated executive officers, will exceed $1,000,000 as contemplated by
Section 162(m) within the next year. The Company has not found it necessary to address the issue of Section 162(m) in respect of compensation paid in excess of $1,000,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Donald D. Shack is a member of the firm of Shack & Siegel, P.C., general counsel to the Company. Roger Gimbel is the Chief Executive Officer and President of RGA, which provides certain administrative services to the Company. See "Certain Relationships and Related Transactions." In addition, until April 1995, Mr. Gimbel was the Chief Financial Officer of the Company and an officer of the Company's subsidiaries. This report has been provided by the following members of the Board of Directors of the Company, acting as the Compensation Committee thereof.

Howard Kaufman  Charmaine Jefferson  Roger Gimbel  Donald D. Shack
Irwin Naitove

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ARRANGEMENTS WITH RGA

  Since the commencement of operations of the Joint Venture in March 1989, RGA has provided certain administrative services to the Company and its predecessors. These services include maintenance of financial books and records and preparation of financial statements, budgets, forecasts and cash flow projections; services relating to the Company's banking relationships; payment from the Company's accounts of accounts payable and payroll; collection of accounts receivable and credit analysis; order processing and resolution of routine claims, deductions and allowances with customers; import processing; cash management; and other miscellaneous services and advice.

  Effective October 1, 1992, the Company and RGA entered into a new agreement pursuant to which RGA provides such services to the Company. The agreement is automatically renewed from year to year unless terminated by the Company upon at least six months notice prior to the commencement of any renewal term or by RGA at least 12 months prior to the commencement of any renewal term. The agreement provides that the Company will pay RGA, as a fee for the services described above, an amount equal to the sum of (i) 4.0% of the first $30,000,000 of the Company's domestic non-letter of credit gross sales, 3.75% of such gross sales in excess of $30,000,000 but less than $40,000,001, 3.5% of such gross sales in excess of $40,000,000 but less than $50,000,001, 3.25% of such gross sales in excess of $50,000,000 but less than $60,000,001 and 3.0% of such gross sales in excess of $60,000,000, (ii) 1.5% of the Company's domestic letter of credit gross sales, and (iii) 1.0% of the Company's foreign gross sales. The Company incurred expenses of $668,000 and $877,000 for the foregoing services in 1995 and 1994, respectively. RGA also provided the Company with certain warehouse services for which it incurred expenses of $107,000 in 1995 and $320,000 in 1994.

  Under the agreement with RGA, the Company has the right to purchase, at cost, from RGA any computer software used by RGA in the performance of its services for the Company, to the extent RGA owns or has the right to transfer such software. The agreement also provides that during its term and for a period of one year thereafter, RGA will not provide similar services to any of the Company's competitors in the toy business.

  Commencing in 1996, the Company terminated its prior arrangements with RGA and began assuming internally the functions and services previously provided by RGA to the Company. RGA will continue to provide computer-related services through 1996 and for such services the Company will pay to RGA an aggregate of $300,000 in 1996, less certain credits.

HONG KONG SERVICES ARRANGEMENTS

  Services similar to those provided by RGA in the United States are provided to the Company's Hong Kong subsidiaries by a company in Hong Kong of which Roger Gimbel, the Vice Chairman of the Board of Directors of the Company, is a shareholder. The Company incurred expenses of $293,000 in 1995 and $217,000 in 1994 for such services. The Company has negotiated a fixed fee of $116,000 for 1996.

PUBLIC WAREHOUSE FACILITY

  The Company utilizes, among other facilities, a public warehouse in New Jersey which stores the Company's inventory and packages and ships such inventory in accordance with the Company's instructions for a fee based upon a percentage of the dollar value of orders shipped from such facility. The operator of such warehouse facility leases the premises from Jersey Warehouse Partners, a general partnership of which Roger Gimbel is a General Partner and in which Mr. Gimbel holds a 42.45% interest. Rental expense for such warehouse facility was approximately $5,300 in 1995. The Company believes that the arrangements with Jersey Warehouse Partners are fair and reasonable and are on terms at least as favorable as would be available from unaffiliated parties.

           PROPOSAL 2: AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

  The Board has approved and recommended for submission to the Company's stockholders an amendment to the Plan that would (i) increase the maximum number of shares of Common Stock which may be issued under the Plan from 600,000 to 1,000,000, (ii) limit the maximum number of shares which may be subject to options granted to any employee in any calendar year and (iii) make more flexible the adjustment provisions under the Plan in the event of certain corporate transactions including stock dividends, split ups, recapitalizations, mergers, reorganizations, change of control or similar events.

  Of the 600,000 shares currently authorized to be issued under the Plan, options for 515,247 shares have been granted and remain unexercised. Accordingly, only 84,753 shares remain available for issuance under the Plan. The Board believes that additional shares should be authorized to enable the Company to continue to achieve the objectives of the Plan. Accordingly, the Board has approved and recommends for submission to the Company's stockholders an amendment to the Plan that would increase the aggregate number of shares of Common Stock which may be issued under the Plan from 600,000 to 1,000,000. If the amendment to the Plan is authorized by the Company's stockholders, in addition to the options for 515,247 shares which have been granted and are outstanding, options for an additional 487,753 shares will be available for issuance under the Plan. Thus, a total of 1,000,000 shares will be reserved for issuance pursuant to the exercise of options outstanding and options available to be granted under the Plan.

  The Board has amended the Plan to limit the maximum number of shares which may be subject to options granted under the Plan to an employee in any calendar year to 250,000 shares so as to bring the Plan into compliance with
Section 162(m) of the Code. In view of the many forms in which a significant corporate transaction may occur, the Board believes that the adjustment provisions under the Plan may be inadequate. The existing provisions seek to enumerate all applicable transactions but the Board believes that there exist transactions which are not enumerated but in which adjustment would be appropriate if the Company were to engage in any of them. The Company is not currently contemplating any such transaction. Accordingly, the Board has amended, subject to stockholder approval, Section 4.1 of the Plan to provide for adjustments in the event of significant corporate transactions where the Company's Stock Option Committee deems such adjustment to be appropriate rather than limiting such adjustments to only specified transactions.

  A summary of the signification provisions of the Plan, as amended, is set forth below.

ADMINISTRATION OF THE PLAN

  The Plan is administered by a committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "disinterested person" as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "incentive stock options" intended to qualify as such under of the Code or "non-qualified options" which do not so qualify.

  The Committee may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of the Board of Directors which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the Plan; (iii) permit the grant of any incentive stock option under the Plan with an option price of less than 100% of the fair market value of the shares at the time such incentive stock option is granted; (iv) extend the term of any incentive stock option or the period during which any incentive stock option may be granted under the Plan; or (v) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

  Unless the Plan is terminated earlier by the Committee or the Board, the Plan will terminate on August 9, 2002.

SHARES SUBJECT TO THE PLAN

  Subject to adjustments resulting from changes in capitalization and assuming approval of this Proposal by stockholders, no more than 1,000,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the Plan, including options for 515,247 shares which have heretofore been issued and remain unexercised. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan. No employee shall receive options for, in the aggregate, more than 250,000 shares during any calendar year.

  The total number of Shares that may be allocated pursuant to options made under the Plan or that may be allocated to any one employee, the number of Shares subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including stock dividends, stock splits or a reverse stock split, spin-off, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the Plan will be adjusted or assumed, or, under certain conditions, will terminate, subject to the right of the option holder to exercise his or her option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by will or by applicable laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

PARTICIPATION

  The Committee is authorized to grant incentive stock options from time to time to such employees of the Company or its subsidiaries, as the Committee, in its sole discretion, may determine. Employees and directors of the Company or its subsidiaries and independent contractors providing services to the Company or its subsidiaries are eligible to receive non-qualified options under the Plan. Members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of a year thereafter except that each director who is not an officer of the Company and who does not provide legal or consulting services to the Company is entitled to receive, on the commencement of service as a director and on each anniversary thereof while a director, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.


OPTION PRICE

  The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

ACQUISITION OF SHARES

  In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the Plan, the Committee may authorize (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the optionee from a third party. Such loans, installment payments or guarantees may be authorized without security and, in the case of incentive stock options, the rate of interest may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest imputed under Section 483 of the Code.

TERMS OF OPTIONS

  The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock). Annual options granted automatically to non-employee directors under the Plan are exercisable with respect to 20% of the shares of Common Stock covered thereby commencing one year after the date of grant and as to an additional 20% of the shares of Common Stock covered thereby upon each of the four succeeding anniversaries of the date of grant.

FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED OPTIONS

  An individual who is granted a non-qualified option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under
Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a non-qualified option granted under the Plan is subject to withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by an option holder provided all necessary withholding requirements under the Code are met.

  Provided that an individual satisfies certain holding period requirements provided by the Code, an individual will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS

  An incentive stock option holder who meets the eligibility requirements of
Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or her or within one year after the transfer of the shares to him or her, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

  If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

  An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition.

  The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder provided all necessary withholding requirements are met.

  Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

ALTERNATIVE MINIMUM TAX

  For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includible in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includible in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of such income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

DEDUCTIONS FOR FEDERAL INCOME TAX PURPOSES

  Pursuant to the Omnibus Budget Reconciliation Act of 1993, the Company is not able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt provided that (i) the stock options are granted by a committee of the Board which is comprised solely of two or more outside directors, (ii) the plan under which the options are granted is approved by stockholders, and (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, which provision, if approved by the stockholders, will be added to the Plan. The Company believes that compensation related to options granted under the Plan will qualify for the exemption. Currently the Company does not have any employees earning in excess of $1,000,000.

REQUIRED VOTE FOR PROPOSED AMENDMENT

  The affirmative vote of holders of a majority of the Company's outstanding Common Stock is required for approval of the amendment to the Plan. The Board recommends a vote FOR the following resolution:

  "RESOLVED, that the Company's Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan be amended to increase the maximum number of shares available for issuance thereunder from 600,000 to 1,000,000 and to make such other revisions to the Plan as more particularly set forth in the form of amended and restated Plan annexed as Exhibit A to the Company's Proxy Statement dated July 19, 1996."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.

     PROPOSAL 3: AMENDMENT OF CERTIFICATE OF INCORPORATION TO AUTHORIZE AN
              ADDITIONAL 1,000,000 SHARES OF PREFERRED STOCK

  The Company's Certificate of Incorporation (the "Certificate") currently authorizes the issuance of up to 1,000,000 shares of preferred stock, $1.00 par value. In connection with (i) the Company's settlement of the litigation brought by the Company's former Chief Executive Officer and its former President against the Company, and (ii) the Company's acquisition of substantially all of the assets of Table Toys, Inc., the Company has issued or reserved for issuance approximately 658,000 shares of its preferred stock in two series: Series A and Series B. Accordingly, there remains only approximately 342,000 shares of preferred stock available for future acquisitions or other corporate purposes.

  The Board believes that the Company should have available for future issuance additional shares of preferred stock to give the Company flexibility that the availability of preferred stock affords. Accordingly, the Board has proposed that the Company authorize an additional 1,000,000 shares of preferred stock, $1.00 par value. At this time, the Company has no agreement to issue any additional shares of preferred stock but believes that it is in the best interest of the Company to have additional preferred stock available to it, without having to incur possible delays and expenses associated with seeking stockholder approval, in case appropriate opportunities arise for the issuance of shares of preferred stock in the future. Accordingly, the Board has approved, and recommends to stockholders that they also approve, an amendment to the Certificate to authorize an additional 1,000,000 shares of preferred stock.

  In accordance with the Certificate, the additional 1,000,000 shares of authorized preferred stock will rank senior to the Company's authorized Common Stock and will be issuable in series having such designations, dividend rates, liquidation prices, redemption prices, conversion prices, voting rights, maturity dates and other terms as may be established from time to time by the Board in the resolutions establishing such series. If the resolutions establishing the series so provide, holders of any series of preferred stock may have the right to receive a liquidating distribution before any distribution is made to holders of Common Stock upon liquidation, and holders of preferred stock may be entitled to receive all dividends to which they are entitled before any dividends may be paid to holders of Common Stock. Holders of each series of preferred stock will have such voting rights (which may include special rights regarding election of directors) as may be provided in the resolutions establishing such series. As provided in the Certificate, the preferred stock will not be set aside for any specified purpose, but will be subject to issuance at the discretion of the Board from time to time for any proper corporate purposes and without any further stockholder approval.

  Preferred stock can be used to make more difficult a change in control of the Company. Under certain circumstances the Board could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. Such action may have an adverse impact on stockholders who may want to accept such takeover bid. In this connection, the Board could, publicly or privately, issue shares of preferred stock with full voting rights to a holder that would thereby have sufficient voting power to insure that certain types of proposals--including any proposal to remove directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Certificate or By-laws of the Company relating to any such action--would not receive the requisite stockholder vote. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity to acquire control of the Company since the issuance of such shares could dilute the ownership of such person or entity. The Company is not currently contemplating the issuance of any preferred stock which may make more difficult a change in control of the Company, nor is the Company aware of any proposals relating to a possible change in control of the Company.

  The complete text of proposed Article FOURTH of the Certificate as adopted by the Board is set forth in Exhibit B attached to this Proxy Statement.

REQUIRED VOTE

  The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote on this matter is required to authorize the Amendment to the Certificate to authorize an additional 1,000,000 shares of preferred stock pursuant to the following resolution:

  "RESOLVED, that the amendment to the Company's Certificate of Incorporation be approved in the form annexed as Exhibit B to the Company's Proxy Statement dated July 19, 1996."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE AUTHORIZATION OF AN ADDITIONAL 1,000,000 SHARES OF PREFERRED STOCK.

       PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The following disclosures are required by the rules and regulations of the Securities and Exchange Commission in connection with the Company's decision to change its independent auditors.

  The Company determined to change its independent auditors and accordingly dismissed Richard A. Eisner & Company, LLP ("Eisner") as its independent auditors effective as of November 8, 1995. The decision to change independent auditors was unanimously approved by the Company's Board of Directors including all members of the Audit Committee of the Board of Directors.

  During the Company's two most recently completed fiscal years preceding such dismissal of Eisner and the subsequent interim period up to the date of the change of accountants (November 8, 1995), there were no disagreements between the Company and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the matter of disagreement in its report. During the two most recently completed fiscal years and the subsequent interim period up to the date of the change of accountants (November 8, 1995), the Company was not advised by Eisner of any of the reportable events listed in
Item 304(a)(1)(v)(A) through (D) of Regulation S-K (the "Regulation").

  The audit report of Eisner on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1993 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of Eisner on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1994 contained a statement regarding the uncertainty of the Company to continue as a going concern. In addition, the report noted that the Company adopted the method of accounting for certain investments in debt and equity securities prescribed by Statement of Financial Accounting Standards No. 115.

  Effective November 13, 1995, the Company retained Ernst & Young LLP ("E&Y") as its independent auditors. E&Y conducted the audit of the Company, and issued the audit report on the consolidated financial statements of the Company, as of and for the fiscal year ended December 31, 1995. E&Y had previously served as independent auditors for the Company's Hong Kong subsidiaries for the fiscal year ended December 31, 1994. During the Company's two most recently completed fiscal years preceding such retention of E&Y and the interim period prior to the engagement of E&Y, the Company (or someone on its behalf) did not consult E&Y regarding either (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as such term is used in Item 304(a)(1)(iv) of the Regulation and the related instruction to Item 304 of the Regulation) or any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of the Regulation.

  It is proposed that the stockholders ratify the appointment by the Board of Directors of E&Y as the independent auditors of the Company for the fiscal year ending December 31, 1996. The Company expects to be present at the annual meeting a representative of E&Y who will respond to appropriate questions submitted by stockholders and will make such statements as he or she may desire.

  Approval by the stockholders of the appointment of independent auditors is not required, but the Board of Directors deems it desirable to submit this matter to the stockholders. If a majority of the votes cast at the meeting should not approve the selection of E&Y, the selection of independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq National Market System. Officers, directors and greater than ten percent stockholders are required by the Commission's regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except for three Form 4s reflecting three sales of the Company's stock by JTI Toys, Inc., Allan Rigberg, the former Chief Executive Officer and Chairman of the Board, and Rose Evangelista, the former President, Chief Operating Officer and Director of the Company, which Form 4s were filed late.

                               VOTING PROCEDURES

  Pursuant to Securities and Exchange Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for stockholders to mark if they wish to abstain on Proposals 2, 3 or 4. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions in connection with Proposals 2 or 3 will be counted as present and therefore will have the effect of a negative vote. Abstentions are not counted in determining the votes cast with respect to the ratification of the selection of independent auditors contained in Proposal 4 and will have no effect on the vote.

  Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors and the selection of independent auditors. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors or upon Proposal 4 and will have the same effect as a vote against Proposals 2 or 3.

                                 OTHER MATTERS

MANNER AND EXPENSES OF SOLICITATION

  The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

  It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute, and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

DISCRETIONARY AUTHORITY TO VOTE PROXY

  As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.


ANNUAL REPORT

  The Annual Report of the Company for 1995, including financial statements, accompanies this proxy statement.

SUBMISSION OF STOCKHOLDER PROPOSALS

  Stockholder proposals in respect of matters to be acted upon at the Company's 1997 Annual Meeting of Stockholders should be received by the Company on or before March 21, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S

STOCKHOLDERS OF RECORD ON JULY 15, 1996 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 50 WEST 23RD STREET, NEW YORK, NEW YORK 10010, ATTENTION: SECRETARY. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH
REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

                                          By Order of the Board of Directors

                                          Geoffrey Gimbel
                                          Secretary

Dated: July 19, 1996

(NOTE: ADDITIONS ARE INDICATED BY                                      EXHIBIT A
AN UNDERLINE, DELETIONS BY [BRACKETS])
   ---------


                                JUST TOYS, INC.

                              AMENDED AND RESTATED

                               1992 INCENTIVE AND

                        NON-QUALIFIED STOCK OPTION PLAN


                                   ARTICLE I
                         PURPOSE AND SCOPE OF THE PLAN

          1.1 PURPOSE. This Stock Option Plan (the "Plan") is intended to assist Just Toys, Inc. (the "Company") in attracting and maintaining a strong management for the Company by encouraging ownership of common stock of the Company by the Company's officers, directors, independent contractors and employees. The Plan is also intended to enable the Company to reward the efforts, abilities and industries of such officers, directors, independent contractors and employees who render employment and other services which contribute materially to the success of the Company's business.

          1.2 DEFINITIONS. For purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

     (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Commission" means the Securities and Exchange Commission.

     (d) "Committee" means the Stock Option Committee of the Company which shall be composed of not less than two persons appointed by the Board of Directors, each of whom shall be a "disinterested person" as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934.

     (e) "Director" means any person who is a member of the Board of Directors whether or not such person is an Employee.

     (f) "Employee" means and includes any person who is an employee of the Company or any Subsidiary (including officers and directors who are also employees).

     (g) "Fair Market Value" of a Share means (i) if the Shares are quoted on the [NASDAQ] Nasdaq National Market System or listed on a national securities
             ------
exchange, the closing price on such market or such exchange, (ii) if the Shares are not quoted on the [NASDAQ] Nasdaq National Market
                               ------

System or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded Shares in the over-the-counter market as reported on the [NASDAQ] Nasdaq system or by any nationally recognized
                         ------
quotation service selected by the Company, or (iii) if the Shares are not then publicly-traded, as determined, in good faith, by the Committee.

     (h) "Grant Date," as used with respect to a particular option, means the date as of which such option is granted by the Committee pursuant to the Plan.

     (i) "Grantee" means an individual or entity to whom an option is granted by the Committee pursuant to the Plan.

     (j) "Incentive Stock Option" and "ISO" means an option intended to qualify under Section 422 of the Code.

     (k) "Independent Contractor" means any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

     (l) "Non-Qualified Stock Option" or "NQO" means an option which does not qualify as an ISO.

     (m) "Option Agreement" means a written agreement between a Grantee and the Company evidencing an option granted under the Plan, consistent with the provisions of Article II of the Plan.

     (n) "Service", as used herein, means the employment of an Employee by the Company or any Subsidiary or the service of a Director as a director of the Company, or the retention of an Independent Contractor (including the retention of an Independent Contractor by whom a Grantee is employed) by the Company or any Subsidiary.

     (o) "Shares" or "Shares of Stock" means shares of common stock, $.01 par value, of the Company. Shares may consist of authorized but unissued shares or shares which have been previously issued and reacquired by the Company.

     (p) "Subsidiary" of the Company, if any, means and includes a "Subsidiary Corporation" as that term is defined in Section 424(f) of the Code.

          1.3 ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee, in its sole discretion, from time to time, shall determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, and the number of Shares to be subject to each option, whether an option shall be designated an ISO or [a] an NQO and the manner in, and the
                                         --
price at which, such option may be exercised. In making such determinations the Committee may take into account recommendations made by management, the nature and length of Service rendered by the prospective Grantee, his or her level of compensation, his or her past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. Subject to the express provisions of the Plan and any consents required by any applicable laws affecting the Plan and options, the Committee shall have authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations related to it, to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. Nothing contained herein shall be deemed to prevent the Committee in the sound exercise of business judgment, from canceling outstanding options and reissuing new options at a lower exercise price in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise falls below the exercise price of options granted pursuant to the Plan. Shares subject to any such canceled options shall be immediately available for reissuance under the Plan. The determinations of the Committee under the Plan shall be conclusive and binding on all persons.

          1.4 ELIGIBILITY FOR PARTICIPATION. Any Director, Employee or Independent Contractor providing services to the Company or any Subsidiary or any employee of any such Independent Contractor shall be eligible to receive
                ---
options granted under the Plan, except that (i) only Employees shall be eligible to receive Incentive Stock Options and (ii) members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of one year thereafter except pursuant to Article V
                                                  ----------------------------
of the Plan.
- ------------

          1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment as hereinafter provided, no more than [600,000] 1,000,000 Shares may be issued pursuant to the
                                 ---------
exercise of options granted under the Plan. If any option shall expire, terminate or be canceled for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

          1.6 DURATION OF THE PLAN. Unless previously terminated by the Committee or the Board of Directors, the Plan will terminate on August 9, 2002. Such termination will not terminate any option then outstanding.

                                   ARTICLE II
                        TERMS AND CONDITIONS OF OPTIONS

          2.1 OPTIONS AND OPTION AGREEMENTS. Each option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the option is exercisable, the number of Shares that may be purchased upon exercise of an option, the price at which each Share may be purchased pursuant to the exercise of an option, the conditions to the exercise of any option and the Grantee's obligation to remain in the continuous Service of the Company. The provisions of Option Agreements need not be identical.

          2.2 EXERCISABILITY AND TERM. (a) Except as otherwise provided below, the Committee shall determine the term of each option and whether the option shall be exercisable in full or in installments and, if in installments, the number of installments. No option, however, may remain outstanding for more than ten years after the Grant Date.

     (b) Except as otherwise provided herein, an option granted under the Plan may be exercised from time to time during its term for the full number of Shares then purchasable upon exercise of the option or from time to time for any part thereof.

     (c) Except as otherwise provided below, options shall terminate immediately upon the termination of the Service of the Grantee. Options granted under the Plan shall not, however, be affected by any change of Service so long as the Grantee continues to be a Director, Employee or Independent Contractor.

     (d) If a Grantee dies while he or she is a Director, Employee or Independent Contractor or within three months after the termination of such option holder's Service by reason of retirement with the written consent of the Company or a Subsidiary, such option may be exercised within one year (or such
        ---------------
other shorter period as determined by the Committee and specified in the Option Agreement) from the date of such Grantee's death by his or her personal representative or representatives, or by the person or persons to whom the Grantee's rights under the option pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised after its expiration and provided further that such option may only be exercised for the number of Shares which could have been purchased by the Grantee on the date of his or her death.

     (e) If a Grantee voluntarily retires or quits his or her Service with the written consent of the Company or a Subsidiary, or if the Service of the Grantee is terminated by the Company or Subsidiary for reasons other than cause, such Grantee may exercise his or her option at any time prior to the expiration of the original option period as specified in the Option Agreement or the expiration of three months (or such other period as determined by the Committee and specified in the Option Agreement), whichever shall occur first; provided, however, that no option may be exercised after its expiration and provided further that the Grantee may only exercise his or her option for the number of Shares which he or she could have purchased as of the date such Grantee retired or quit his or her Service or the date the Service of such Grantee was terminated.

     (f) Notwithstanding Subsections (c), (d) and (e) above, the Committee may in its sole discretion, with respect to any or all NQOs granted by it, provide that in the event that the Service of a holder of an NQO shall terminate for any reason, including without limitation death, disability, termination with or without cause or retirement with or without the consent of the Company, the NQOs held by such holder, to the extent of the number of Shares subject to such NQO which were not purchasable by him or her on the date of termination of his or her Service, shall forthwith terminate and that any NQOs exercisable on the date of such termination shall remain exercisable until the expiration of such NQO unless earlier terminated pursuant to the provisions of this Plan or of the agreement pursuant to which the NQO is granted.

     (g) Options may be terminated at any time by agreement between the Company and the Grantee.

     (h) Nothing herein contained shall impose upon the Company the obligation to continue the Service of any Grantee. The rights of the Company to terminate the Service of a Grantee shall not be diminished or affected by reason of the granting of an Option.

     (i) No Employee shall receive options for, in the aggregate, more than
     --- ------------------------------------------------------------------
250,000 shares during any calendar year.
- ----------------------------------------

          2.3 OPTION PRICE. (a) Except as provided in subsection 2.3(c) hereof, the option price per Share shall be determined by the Committee at the time the option is granted, but shall not, in the case of ISOs, be less than 100% of the Fair Market Value of a Share on the Grant Date. In the case of

NQOs, the option price per Share may be less than, equal to or greater than the Fair Market Value of a Share on the Grant Date. The Committee may modify the option price of outstanding options or cancel such options and grant new options in lieu thereof at a new option price, provided that, in the case of ISOs, the option price of such modified or new option may not be less than 100% of the Fair Market Value of a Share on the date of such action by the Committee.

     (b) To the extent that the aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, such ISOs will be treated as NQOs. The foregoing rule shall be applied by taking ISOs into account in the order in which they were granted. In the event outstanding ISOs granted to an Employee become immediately exercisable under
Section 4.1(c) hereof, such ISOs will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as NQOs.

     (c) An ISO may be granted to an Employee owning, or who is considered as owning by applying the rules of ownership set forth in Section 424(d) of the Code, over ten percent of the total combined voting power of all classes of capital stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share subject to the ISO and such ISO shall expire not more than five years from the date of grant.

          2.4 NONTRANSFERABILITY. No option granted under the Plan shall be transferable by the Grantee otherwise than by will or by the applicable laws of
                                                             ----------
descent and distribution and any option granted under the Plan shall be
                             ---------------------------------
exercisable during the lifetime of the Grantee solely by such Grantee.

          2.5 METHOD OF EXERCISE. A Grantee electing to exercise an option shall exercise such option by delivering to the Company written notice of such election to exercise, specifying the number of Shares such Grantee has elected to purchase, together with the option price for the Shares being purchased in accordance with the terms of Section 2.6 below.

          2.6 PAYMENT FOR SHARES. The option price shall become immediately due and payable upon exercise of the option and payment thereof shall be made to the Company as follows: (i) in cash (including check, bank draft or money order), or (ii) at the discretion of the Committee, by delivering to the Company Shares of Stock already owned by the Grantee and having a Fair Market Value on the date of exercise equal to the option price or a combination of such Shares and cash, or (iii) by any other proper method specifically approved by the Committee.


                                  ARTICLE III
                 LOANS AND FINANCIAL ACCOMMODATIONS TO GRANTEES

          3.1 PURPOSE. In order to assist the Grantee with the acquisition of Shares of Stock pursuant to the exercise of an option granted under the Plan, including the payment of any taxes resulting from such exercise, the Committee may, in its discretion, whenever, in the judgment of the Committee, such assistance is permitted by applicable law and may reasonably be expected to benefit the Company or a Subsidiary, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the Grantee by the Company, (b) the payment by the optionee of the purchase price of the Shares of stock in installments, (c) the guarantee by the Company of a loan obtained by the Grantee from a third party or (d) [make] such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law.

          3.2 TERMS OF LOAN OR GUARANTEE. The Committee or Board shall determine the terms of any loan or guarantee made pursuant to this Article III, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be the option price for Shares purchased upon exercise of an option plus (a) related interest [payments] and (b) the amount of tax liability incurred by the Grantee as a result of the exercise of an option. In the case of ISOs, the interest rate on any loan authorized by the Committee shall not be less than the higher of (i) the "prime" rate as from time to time in effect of a commercial bank of recognized standing or (ii) the rate of interest from time to time computed under Section 483 of the Code.

          3.3  USE OF LOANED OR GUARANTEED FUNDS.  No amount [loaned] actually
                                                                      --------
advanced as a loan to a Grantee and no amount the repayment of which is
- ------------------
guaranteed by the Company shall be used for any purpose other than payment of
(i) the purchase price of Shares acquired on the exercise of an option granted or to be granted under the Plan and (ii) taxes attributable to such exercise.

                                   ARTICLE IV
                               GENERAL PROVISIONS

          4.1 Adjustments [upon Changes in Capitalization. (a) The aggregate number and class of Shares for which]. (a) New option rights may be substituted
                                     ------------------------------------------
for the options [may be] granted under the Plan, [the number and class of Shares
- -------
covered by each] or the Company's duties as to options outstanding [option and
                 -------------------------------------
the price per Share thereof (but not the total price) and each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock] under the Plan may be assumed, by a corporation
                               -----------------------------------------------
other than the Company, or by a parent or subsidiary of the Company [resulting
- ----------------------------------------------------
from a stock split, split-up] or such corporation, in connection with any
                                 ----------------------------------------
merger, consolidation [of Shares or any like capital adjustment or
- -------
reclassification of Shares, or the payment of any stock dividends, or any other increase or decrease in the number of Shares], acquisition, separation,
                                             --------------------------
reorganization, liquidation or like occurrence in which the Company is involved.
- --------------------------------------------------------------------------------
Notwithstanding the foregoing or the provisions of Sections 4.1(b) and (c)
- --------------------------------------------------------------------------
hereof, in the event such corporation, or parent or subsidiary, of the Company
- ---------------------------------------------------------------
[, without receipt of consideration by the Company.

(b) Subject to any required action by its stockholders, if the Company shall be the surviving corporation in any merger or consolidation, except as otherwise provided below, any option] or such corporation, does not substitute new option
                            ---------------------------------------------------
rights for and substantially equivalent to, the options granted hereunder, or
- -----------------------------------------------------------------------------
assume the options granted hereunder, the options granted hereunder shall
- -------------------------------------------------
terminate and thereupon become null and void (i) upon [be adjusted so as to
- -----------------------------------------------------
pertain and apply to the securities to which the holder of the number of Shares of the Company subject to the option would have been entitled in such merger or consolidation.

(c) Upon the] dissolution or liquidation of the Company [or upon a merger or] , or similar occurrence, (ii) upon any merger, consolidation [of the Company
- ----------------------------------------------
in a transaction in which all or substantially all of]

[the stockholders of the], acquisition, separation, reorganization, or
                         ---------------------------------------------
similar occurrence, where the Company [receive cash, securities
- -----------------------------
of another company or other consideration in exchange for their
Shares of Stock, whether or not the Company is the surviving corporation, or] will not be a surviving entity or (iii) upon a [sale] transfer
    ---------------------------------------               --------
of [all or] substantially all of the assets of the Company[, any option granted hereunder shall terminate, but the] or more than 80% of the
                                            -----------------------
outstanding Shares in a single transaction; provided, however, that each Grantee
- ------------------------------------------------------------------------
[may] shall have the right immediately prior to [any such transaction exercise
      --------------------
his or her option, in whole or in part, as to the full number of Shares which he or she would otherwise have been entitled to purchase during the remaining term of the option irrespective of any vesting or installment features.
Notwithstanding the foregoing, the Company may elect not to permit a Grantee to exercise his or her option immediately prior to such event in accordance with the foregoing, but in lieu thereof the Company may, in its discretion and immediately prior to any] or concurrently with such dissolution, liquidation,
                          --------------------
merger, consolidation [or sale substitute or cause to be substituted a new option for his or her option, such new option to be applicable to the stock of the surviving or acquiring corporation or any of its affiliates and to be on terms no less favorable to the Grantee than those contained in his or her prior option.], acquisition, separation, reorganization or similar occurrence, to
        -------------------------------------------------------------------
exercise any unexpired option granted hereunder whether or not then exercisable.
- --------------------------------------------------------------------------------

     (b)  The existence of outstanding options shall not affect in any way the
     ---  --------------------------------------------------------------------
right or power of the Company or its stockholders to make or authorize any or
- -----------------------------------------------------------------------------
all adjustments, recapitalizations,  reorganizations or other changes in the
- ----------------------------------------------------------------------------
Company's capital structure or its business, or any merger or consolidation of
- ------------------------------------------------------------------------------
the Company, or any issuance of Common Stock or subscription rights thereto, or
- -------------------------------------------------------------------------------
any merger or consolidation of the Company, or any issuance of bonds,
- ---------------------------------------------------------------------
debentures, preferred or prior preference stock ahead of or affecting the Shares
- --------------------------------------------------------------------------------
or the rights thereof, or the dissolution or liquidation of the Company, or any
- -------------------------------------------------------------------------------
sale or transfer of all or any part of its assets or business, or any other
- ---------------------------------------------------------------------------
corporate act or proceeding, whether of  a similar character or otherwise.
- --------------------------------------------------------------------------

     (c)  In the event that the Committee determines that any dividend or other
     ---  ---------------------------------------------------------------------
distribution (whether in the form of cash, Shares, other securities, or other
- -----------------------------------------------------------------------------
property), recapitalization, stock split, reverse stock split, reorganization,
- ------------------------------------------------------------------------------
merger, consolidation, split-up, spin-off, combination, repurchase, or exchange
- -------------------------------------------------------------------------------
of Shares or other securities of the Company, issuance of warrants or other
- ---------------------------------------------------------------------------
rights to purchase Shares or other securities of the Company, or other similar
- ------------------------------------------------------------------------------
corporate transaction or event affects the Shares such that an adjustment is
- ----------------------------------------------------------------------------
determined by the Committee to be appropriate in order to prevent dilution or
- -----------------------------------------------------------------------------
enlargement of the benefits or potential benefits intended to be made available
- -------------------------------------------------------------------------------
under the Plan, then the Committee shall, in such manner as it may deem
- -----------------------------------------------------------------------
equitable, adjust any or all of (i) the number of Shares or other securities of
- -------------------------------------------------------------------------------
the Company (or number and kind of other securities or property) with respect to
- --------------------------------------------------------------------------------
which options may be granted, (ii) the number of Shares or other securities of
- ------------------------------------------------------------------------------
the Company (or number and kind of other securities or property) subject to
- ---------------------------------------------------------------------------
outstanding options and (iii) the grant or exercise price with respect to any
- -----------------------------------------------------------------------------
option or, if deemed appropriate, make provision for a cash payment to the
- --------------------------------------------------------------------------
holder or an outstanding option; provided, in each case, that with respect to
- -----------------------------------------------------------------------------
Incentive Stock Options no such adjustment shall be authorized to the extent
- ----------------------------------------------------------------------------
that such authority would cause the Plan to violate Section 422(b)(1) of the
- ----------------------------------------------------------------------------
Code.  Without limiting the generality of the foregoing, any such adjustment
- ----------------------------------------------------------------------------
shall be deemed to have prevented any dilution and enlargement of a Grantee's
- -----------------------------------------------------------------------------
rights if such Grantee receives in any such adjustment rights which are
- -----------------------------------------------------------------------
substantially similar (after taking into account the fact that the Grantee has
- ------------------------------------------------------------------------------
not paid the applicable exercise price) to the rights the Grantee would have
- ----------------------------------------------------------------------------
received had he exercised his outstanding options and become a shareholder of
- -----------------------------------------------------------------------------
the Company immediately
- -----------------------
prior to the event giving rise to such adjustment.
- --------------------------------------------------

     (d) Adjustments and elections under this Section 4.1 shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive.

          4.2 PRIVILEGES OF STOCK OWNERSHIP. No Grantee shall be entitled to the privileges of stock ownership as to any Shares of Stock not actually issued and delivered to him or her.

          4.3 SECURITIES REGULATIONS. (a) Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board.

     (b) Unless at the time of the exercise of an option and the issuance of the Shares purchased by a Grantee pursuant thereto there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission, the Grantee exercising such option shall deliver to the Company at the time of exercise, a certificate in a form reasonably satisfactory to the Company and/or counsel to the Company (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act; (ii) certifying that he or she is acquiring the Shares issuable to him or her upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing such Grantee's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

          4.4 SUSPENSION, AMENDMENT AND TERMINATION OF THE PLAN. The Committee may at any time suspend, amend or terminate the Plan, provided that the approval of the Board of Directors of the Company will be required for any amendment which will:

     (a) increase the maximum number of Shares which may be issued pursuant the exercise of options granted under the Plan; or

     (b)  change the provisions of Section 1.4; or

     (c) permit the grant of any ISO under the Plan with an option price less than 100% of the Fair Market Value of the Shares at the time such ISO is granted; or

     (d) extend the term of options or the period during which options may be granted under the Plan; or

     (e) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange

          Act of 1934, as amended (the "Exchange Act").
                     ------------
     The power of the Committee to amend the Plan under this Section 4.4 is subject in certain instances to the requirements of the Exchange Act and other provisions of applicable law which may require stockholder approval of such amendments in order to achieve the Company's objectives and the purposes of the Plan.

     Unless the Plan shall theretofore have been terminated by the Committee or the Board of Directors, the Plan shall terminate August 9, 2002. No option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the Grantee, alter or impair any rights or obligations of such Grantee under any option theretofore granted under the Plan.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the [1934] Exchange Act. To
                                                            --------
the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          4.5 EFFECTIVE DATE. The effective date of the Plan shall be August 10, 1992, subject to the approval by the holders of a majority of the Company's outstanding stock within one year of such effective date. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, options may be granted by the Committee as provided herein subject to such subsequent stockholder approval.


                                   ARTICLE V
                             NON-EMPLOYEE DIRECTORS

          5.1 GRANT OF OPTIONS. Each Non-Employee Director shall be entitled to receive, on the date such Non-Employee Director is first elected as a Director of the Company and on each anniversary thereof (each, an "Award Date"), [non-qualified stock options] Non-Qualified Stock Options to purchase 5,000
                              ---------------------------
Shares. The purchase price per share of Common Stock under each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the applicable Award Date. Such options shall become exercisable as to 20% of the Shares covered thereby one year after the Award Date and as to an additional 20% of the Shares covered thereby on each of the four succeeding anniversaries of the Award Date on which such Non-Employee Director is then a Non-Employee Director and has served continuously as such since the Award Date. Each option granted under the plan to Non-Employee Directors shall constitute a [non-qualified stock option] Non-Qualified Stock Option. All instruments evidencing
                        --------------------------
options granted to Non-Employee Directors under the Plan shall be in such form as shall be consistent with the Plan. For purposes of the Plan, the term "Non-
                                                                         -
Employee Director" shall mean any Director of the Company who is not an Employee
                 -
and who is not on the Award Date providing, and has not at any time within six
                                          -
months prior thereto provided, legal or consulting services to the Company.

          5.2  AMENDMENT OF THIS ARTICLE.  The provisions of this Article [5] V
                                                                              -
shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the Rules [thereunder] under either of them.
             --------------------

                                                                      EXHIBIT B

          AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE
               AN ADDITIONAL 1,000,000 SHARES OF PREFERRED STOCK

  If proposal 3 is approved, the Certificate shall be amended by deleting Article Fourth and substituting in its place the following:

    "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Seventeen Million (17,000,000), consisting of Fifteen Million (15,000,000) shares of Common Stock, $0.01 par value per share, and Two Million (2,000,000) shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock").

    The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.

    No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."

                                JUST TOYS, INC.

                   Proxy Solicited by the Board of Directors
                    for the Annual Meeting of Stockholders


                                August 19, 1996


     THE UNDERSIGNED, revoking all previous proxies, hereby appoints MORTON J. LEVY, BARRY SHAPIRO and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of JUST
TOYS, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, August 19, 1996 at 10:00 A.M. local time at the Company's showroom at 200 Fifth Avenue, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement.


(1)  Election of a board of seven directors

                                                  WITHHOLD AUTHORITY
          Nominee               VOTE FOR             TO VOTE FOR
          -------               --------             -----------

          Roger Gimbel             [ ]                     [ ]

          Charmaine Jefferson      [ ]                     [ ]

          Howard Kaufman           [ ]                     [ ]

          Morton J. Levy           [ ]                     [ ]

          Irwin Naitove            [ ]                     [ ]

          Donald D. Shack          [ ]                     [ ]

          Barry Shapiro            [ ]                     [ ]


                              (See reverse side)

(2) Approval of an amendment to the Company's Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan to (i) increase the maximum number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") available for issuance under the Plan from 600,000 to 1,000,000 shares and (ii) to make such additional amendments to the Plan as are reflected in the Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan annexed as Exhibit A to the Company's Proxy Statement dated July 19, 1996.

                            FOR   [ ]       AGAINST   [ ]       ABSTAIN   [ ]

(3) Approval of an amendment to the Company's Certificate of Incorporation that will authorize an additional 1,000,000 shares of preferred stock to be issued in accordance with the Certificate of Incorporation.

                            FOR   [ ]       AGAINST   [ ]       ABSTAIN   [ ]

(4) Ratification of the appointment of Ernst & Young LLP as independent auditors for the 1996 fiscal year.

                            FOR   [ ]       AGAINST   [ ]       ABSTAIN   [ ]

(5) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3 and 4.



                                             Dated:
                                                    --------------------------
                                                        , 1996
                                             ----------


                                             ---------------------------------

                                             ----------------


                                             NOTE: Please sign exactly as your
                                             name or names appear hereon. Joint
                                             owners should each sign personally.
                                             When signing as executor,
                                             administrator, corporation,
                                             officer, attorney, agent, trustee
                                             or guardian, etc., please add your
                                             full title to your signature.



NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.